UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

---------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008

---------------

MCA HOLDINGS CORPORATION

---------------------------------------

(Exact name of Registrant as specified in charter)

Nevada	000-52162	98-0497320
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

138 4TH Av., S.E., Suite 628, Calgary Alberta, Canada		T2G 4Z6
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (403) 229-2337

138 4TH AV., S.E., SUITE 628

CALGARY ALBERTA, CANADA  T2G 4Z6

(403) 229-2337

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

TABLE OF CONTENTS

Item No.	Description of Item	Page No.

Item 1.02	Termination of Material Definitive Agreement	2
Item 5.01	Changes in Control of Registrant	2
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;	3

Item 1.02

Termination of Material Definitive Agreement

On April 10, 2007 MCA Holdings Corporation ("MCA") entered into a stock exchange agreement with Jet Global International Investment Group, Limited ("JGIIG") (the "Exchange Agreement"). Under the terms of the Exchange Agreement, MCA agreed to exchange 38,000,000 shares of its common stock for all the outstanding common stock of Jet Global Energy, Limited ("JGE"). JGE is a licensed provider of electricity and steam in the Hunan Province of the Peoples Republic of China. The Exchange Agreement provided in part that if JGE was not capable of generating electricity on a commercial basis within one (1) year following the Exchange Transaction, MCA had the right to repurchase its shares by returning the JGE shares it received in the Exchange Transaction.

JGE has notified MCA that it will not be able to fulfill the terms of its obligations under the Exchange Agreement, and therefor the parties have agreed to terminate the Exchange Agreement. As a result of that termination, the MCA shares will be returned to MCA, and the JGE shares will be returned to JGIIG or its designee. The termination was approved by the board of directors of MCA on February 21, 2008.

Item 5.01

Changes in Control of Registrant

As discussed in Item 1.02 above, on April 10, 2007 MCA entered into a stock exchange agreement with Jet Global International Investments, Limited whereby MCA agreed to exchange 38,000,000 shares of its common stock for all the outstanding common stock of Jet Global Energy, Limited. Pursuant to the terms of the Exchange Agreement, the parties have agreed to terminate the Exchange Agreement and 38,000,000 shares of MCA common stock previously issued in the Exchange Transaction will be canceled and returned to MCA. Those shares then will be cancelled and returned to authorized but unissued status.

In connection with the termination of the transaction, Stewart M. Dean and Peter J. Horwood have submitted their resignation as directors of MCA.

The following table sets forth certain information regarding the beneficial ownership of our common stock following the termination of the Exchange Transaction and the cancellation of the 38,000,000 shares of common stock previously issued for: (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all our directors and officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percentage Ownership of Common Stock(1)
Wai Leung Cheng (3) 704 Centre A St., N.W. Calgary, AB Canada T2M 2R3	4,450,000	41.8%
Sagebrush Investments, Ltd (2) 12 Butte Place, N.W. Calgary, AB Canada T2K 4H9	300,000	2.8%
Kit Yung Cheng (3) Tuen Mun Yau Oi Estate Oi Lok House, #908 N. T. Hong Kong	4,000,000	37.5%
All Officers and Directors as a Group (3 persons)	4,750,000	44.6%

(1)

Applicable percentage ownership is based on 10,645,000 shares outstanding following the termination of the Exchange Transaction. There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of MCA outstanding as of February 21, 2008.

(2)

Sagebrush Investments, Ltd. is an Alberta, Canada limited liability company that is beneficially owned by Eric D. Lawson, a director and vice president of MCA.

(3)

Ms. Cheng is the sister of Wai Leung Cheng, who is the president of and chairman of the board of MCA.

On August 3, 2006 MCA filed a registration statement on Form 10SB with the United States Securities and Exchange Commission. That filing can be reviewed at www.sec.gov.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As discussed above under Item 5.01, the following directors of the MCA have resigned in connection with the termination of the exchange transaction with JGE:

Stewart Michael Dean, Peter John Horwood.

These resignations occurred on February 20, 2008.

MCA's remaining directors consist of Wai Leung Cheng, Eric David Lawson and Michael Yu-Lung Wong. MCA does not maintain separate committees for its board of directors. MCA's entire board of directors serves as the audit committee and compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008

MCA HOLDINGS CORPORATION (Registrant)

By:	/s/ Wai Leung Cheng
Wai Leung Cheng
Chairman

4